Exhibit No. 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-139626, 333-66070, 333-44868, 333-107909, 333-107908, 333-47407, 333-64643, 33-67288 and 33-48500) of United Retail Group, Inc. (the ”Company”) of our reports dated April 27, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.
PricewaterhouseCoopers LLP
Stamford, Connecticut
April 19, 2007